Exhibit 99.1

News Release

Contacts:
Investors    Ed Kiker    904-357-9186
Media    Russell Schweiss    904-357-9158

For Immediate Release

Rayonier Announces Boards of Directors for Rayonier Inc. and Rayonier Advanced Materials Following Separation

JACKSONVILLE, Fla., May 30, 2014 - Rayonier (NYSE:RYN) today announced the members of the boards of directors for Rayonier Inc. and Rayonier Advanced Materials Inc. following completion of Rayonier’s previously announced separation of its Performance Fibers business, which will be operated as Rayonier Advanced Materials.

“As we anticipated, the quality and experience of our additional new board members are excellent,” said Paul Boynton, Rayonier’s Chairman, President and CEO. “They will provide valuable perspective and counsel to both boards and management teams going forward.”

The post-separation boards will include:

Rayonier (the company’s current Forest Resources and Real Estate business):

•	Richard D. Kincaid, Chairman*

•	John A. Blumberg

•	Governor John Ellis (Jeb) Bush*

•	Dod A. Fraser

•	Scott R. Jones

•	Senator Blanche L. Lincoln

•	V. Larkin Martin*

•	David L. Nunes, CEO

•	David W. Oskin*

Rayonier Advanced Materials (the company’s current Performance Fibers business):

•	Paul G. Boynton, Chairman*

•	C. David Brown, II, Lead Director*

•	DeLyle W. Bloomquist

•	Mark E. Gaumond*

•	James F. Kirsch

•	Lisa M. Palumbo

1301 Riverplace Blvd., Jacksonville, FL 32207    904-357-9100

Exhibit 99.1

•	James H. Miller*

•	Thomas I. Morgan*

•	Ronald Townsend*

* Currently a member of Rayonier’s board of directors

As previously disclosed, upon completion of the separation Mr. Boynton will become Chairman, President and CEO of Rayonier Advanced Materials, and David L. Nunes will assume the role of President and CEO of Rayonier. David Brown will be the Lead Director of Rayonier Advanced Materials and Richard Kincaid will serve as Chairman of the Rayonier board.

In addition to Mr. Nunes and the 10 directors currently serving on Rayonier’s board, the new boards will include seven new highly accomplished professionals with a broad range of expertise, as follows:

Rayonier Inc. New Directors:

John A. Blumberg
Mr. Blumberg has served as Co-Founder and Principal of Black Creek Group LLC, a real estate investment firm, since 1993. He has also served since 2002 as Co-Founder and Chairman of Mexico Retail Properties. He holds a bachelor's degree from the University of North Carolina at Chapel Hill. With more than 30 years of real estate acquisition, development and redevelopment experience, Mr. Blumberg will assist the Rayonier board in overseeing Rayonier’s real estate business and development opportunities.

Dod A. Fraser
Mr. Fraser has been President of consulting firm Sackett Partners Incorporated since 2000. From 1995 to 2000, Mr. Fraser served as Managing Director and Group Executive, Global Oil and Gas, for Chase Manhattan Bank (now JPMorgan Chase). From 1978 to 1995, he held various positions of increasing responsibility with Lazard Freres & Co., most recently as General Partner. Mr. Fraser holds a bachelor’s degree from Princeton University. With substantial experience in debt and equity markets, bank markets, mergers and acquisitions, and risk oversight, Mr. Fraser will contribute strongly to the Rayonier board’s oversight of Rayonier’s overall financial performance, reporting and controls.

Scott R. Jones
Mr. Jones has been Co-President of forest investment firm Forest Capital Partners since 2000. Prior to joining Forest Capital Partners, he was President and Chief Executive Officer at Timberland Growth Corporation, a timberland REIT joint venture, from 1998 to 2000, and Director, Business Development and Acquisitions, at The John Hancock

Mutual Life Insurance Company from 1988 to 1998. He holds an undergraduate degree from Elizabethtown College, a Masters of Forestry from Duke University, and a Masters of Management from the Kellogg School at Northwestern University. With significant expertise in forest management, technology and innovations, as well as forest and real estate investments, Mr. Jones will assist the Rayonier board in its timber and real estate investment decisions and oversee management of its forest resources and real estate businesses.

Senator Blanche L. Lincoln
Ms. Lincoln has served since 2013 as the Founder and Principal of Lincoln Policy Group, a consulting firm helping companies navigate the legislative and regulatory processes of the federal government. From

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Exhibit 99.1

2011 to 2013 she was a special policy advisor at the law firm Alston & Bird LLP. Ms. Lincoln is a former U.S. Senator for the State of Arkansas (1999 to 2011) and a former U.S. Representative for the State of Arkansas (1993 to 1997). She served as Chair of the U.S. Senate Committee on Agriculture, Nutrition and Forestry, and was a member of the U.S. Senate Committee on Finance, Committee on Energy and Natural Resources and the U.S. House Committee on Energy and Commerce, Committee on Agriculture and Committee on Natural Resources (formerly House Committee on Merchant Marine and Fisheries). Her political experience will be invaluable to the Rayonier board in helping the company address a range of public policy and legislative trends.

Rayonier Advanced Materials New Directors:

DeLyle W. Bloomquist
Mr. Bloomquist has served since 2008 as President, Global Chemical Business, of Tata Chemicals Limited. From 2004 to 2008 he was President and Chief Executive Officer of General Chemical Industrial Products, which was acquired by Tata Chemicals in 2008. He is a graduate of Brigham Young University and holds an MBA from Carnegie Mellon University. With more than 20 years of chemicals industry experience, including finance, sales, logistics, operations, IT, strategy and business development, Mr. Bloomquist is well suited to assist Rayonier Advanced Materials in operational and strategic decisions.

James F. Kirsch
Mr. Kirsch served from 2006 to 2012 as Chairman, President and Chief Executive Officer of Ferro Corporation, a leading producer of specialty materials and chemicals. He joined Ferro in 2004 as its President and Chief Operating Officer. Prior to that, from 2002 through 2004, he served as President of Quantum Composites, Inc., a manufacturer of thermoset molding compounds, parts and sub-assemblies for the automotive, aerospace, electrical and HVAC industries. Mr. Kirsch started his career with The Dow Chemical Company, where he spent 19 years and held various positions of increasing responsibility, including Global Business Director of Propylene Oxide and Derivatives and Global Vice President of Electrochemicals. Mr. Kirsch is a graduate of Ohio State University. As a former Chairman, President and CEO of a NYSE-listed company, Mr. Kirsch will bring CEO-level insight to the Rayonier Advanced Materials board.

Lisa M. Palumbo
Ms. Palumbo has served since 2008 as Senior Vice President, General Counsel and Secretary of Parsons Brinckerhoff Group Inc., a global consulting firm providing planning, design, construction and program management services for critical infrastructure projects. Prior to that, Ms. Palumbo served as Senior Vice President, General Counsel and Secretary of defense technology company EDO Corporation from 2002 to 2008. From 1997 to 2001 she was Vice President, General Counsel and Secretary of Rayonier. Ms. Palumbo holds a bachelor’s degree and a law degree from Rutgers University. With more than 27 years of legal experience with international and public companies, Ms. Palumbo will bring to the Rayonier Advanced Materials’ board substantial expertise in law, corporate governance, enterprise risk management, health and safety, and compliance.
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Certain statements in this document regarding anticipated financial, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier's and Rayonier Advanced Materials’ future events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are identified by the use of words such as "may," "will,"

1301 Riverplace Blvd., Jacksonville, FL 32207    904-357-9100

Exhibit 99.1

"should," "expect," "estimate," "believe," "intend,” "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.

Although Rayonier believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or waived, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of Rayonier and Rayonier Advanced Materials, the ability of both companies to meet debt service requirements, the availability and terms of financing and expectations of credit rating. Other important factors are described in Rayonier’s most recent Form 10-K and 10-Q reports on file with the U.S. Securities and Exchange Commission and in Rayonier Advanced Materials’ Form 10 that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document. Neither Rayonier nor Rayonier Advanced Materials assumes any obligation to update these statements except as is required by law.

About Rayonier
Rayonier is a leading international forest products company with three core businesses: Forest Resources, Real Estate and Performance Fibers. The company owns, leases or manages 2.6 million acres of timber and land in the United States and New Zealand. The company's holdings include approximately 200,000 acres with residential and commercial development potential along the Interstate 95 corridor between Savannah, Ga., and Daytona Beach, Fla. Its Performance Fibers business is one of the world's leading producers of high-value specialty cellulose fibers, which are used in products such as filters, pharmaceuticals and LCD screens. Approximately 50 percent of the company's sales are outside the U.S. to customers in approximately 20 countries. Rayonier is structured as a real estate investment trust. More information is available at www.rayonier.com.

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1301 Riverplace Blvd., Jacksonville, FL 32207    904-357-9100